Exhibit 99.1

Pacific Premier Bancorp, Inc. Announces First Quarter 2017 Results (Unaudited)

First Quarter 2017 Summary

•	Diluted earnings per share of $0.34 and net income of $9.5 million

•	First quarter results include $4.9 million of merger-related expenses

•	ROAA and ROATCE of 0.94% and 11.03%, respectively

•	Total loan growth of $147 million, 18% annualized

•	Non-maturity deposits growth of $127 million, 20% annualized

•	Noninterest-bearing deposits account for 37% of total deposits

•	Efficiency ratio of 52%

•	Nonperforming assets to total assets of 0.02%, delinquencies to total loans of 0.01%

•	Closed acquisition of Heritage Oaks Bancorp effective April 1, 2017

•	Pro forma assets of $6.0 billion with impact of Heritage Oaks acquisition

Irvine, Calif., April 25, 2017 -- Pacific Premier Bancorp, Inc. (NASDAQ: PPBI) (the “Company”), the holding company of Pacific Premier Bank (the “Bank”), reported net income for the first quarter of 2017 of $9.5 million, or $0.34 per diluted share, compared with net income of $12.0 million, or $0.43 per diluted share, for the fourth quarter of 2016 and net income of $8.6 million, or $0.33 per diluted share, for the first quarter of 2016. Financial results for the first quarter of 2017 include $4.9 million of merger-related expenses.

For the three months ended March 31, 2017, the Company’s return on average assets was 0.94% and return on average tangible common equity was 11.03%. For the three months ended December 31, 2016, the Company's return on average assets was 1.24% and the return on average tangible common equity was 14.17%. For the three months ended March 31, 2016, the Company's return on average assets was 1.05% and its return on average tangible common equity was 12.31%.

Steven R. Gardner, Chairman, President and Chief Executive Officer of the Company, commented on the results, “We delivered another quarter of profitable balance sheet growth driven by well-balanced loan production and strong inflows of core deposits. As in the past, the first quarter benefited from the seasonal nature of the HOA deposit inflows. We had $455 million in loan originations, with more than $70 million in originations in each of our commercial, commercial real estate, construction and franchise lending businesses. Our disciplined, consistent approach to business development and expertise in a wide range of business banking markets continues to drive our success in attracting quality relationships to the Bank.

“We were very excited to complete our acquisition of Heritage Oaks Bancorp, effective April 1, 2017. We were able to close the acquisition in less than four months after signing the definitive agreement, which reflects the highly efficient process we have developed for completing our transactions. The integration of Heritage Oaks is proceeding smoothly, and we look forward to steadily growing our presence in the California Central Coast market.

“We continue to be optimistic about our opportunities to drive profitable growth in 2017. In addition to the synergies we expect from the Heritage Oaks acquisition, we anticipate continuing to generate strong organic growth. Our loan and deposit pipelines remain very healthy, which should result in a continuation of our positive balance sheet trends and further growth in revenue and earnings,” said Mr. Gardner.

FINANCIAL HIGHLIGHTS

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Financial Highlights	(dollars in thousands, except per share data)
Net income	$9,521	$11,953	$8,554
Diluted earnings per share	$0.34	$0.43	$0.33
Return on average assets	0.94%	1.24%	1.05%
Return on average tangible common equity (1)	11.03%	14.17%	12.31%
Net interest margin	4.39%	4.59%	4.43%
Cost of deposits	0.27%	0.27%	0.31%
Efficiency ratio (2)	52.3%	50.9%	52.4%

(1) A reconciliation of the non-GAAP measures of average tangible common equity to the GAAP measures of common stockholders' equity is set forth at the end of this press release.
(2) Represents the ratio of noninterest expense less other real estate owned operations, core deposit intangible amortization and merger-related costs to the sum of net interest income before provision for loan losses and total noninterest income, less gains/(loss) on sale of securities and other-than-temporary impairment recovery/(loss) on investment securities.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income and Net Interest Margin

Net interest income totaled $41.7 million in the first quarter of 2017, a decrease of $601,000 or 1.4% from the fourth quarter of 2016. The decrease in net interest income reflected two fewer days in the quarter, lower accretion on the fair value discount of acquired loans and lower loan prepayment fees, as well as the special Federal Home Loan Bank of San Francisco ("FHLB") dividend received during the fourth quarter of 2016, all of which was partially offset by an increase in average interest-earning assets of $186 million. The increase in average interest-earning assets during the first quarter of 2017 was primarily related to record organic loan originations, with average loan balances increasing $137 million, and to a lesser extent, increases in our securities portfolio during the quarter.

The decrease in the net interest margin from 4.59% to 4.39% was primarily due to the decrease in accretion and loan prepayment income, as well as last quarter's special FHLB dividend. Core net interest margin, which excludes the impact of accretion and other one-time items, was 4.27% in the first quarter of 2017 compared to 4.32% in the fourth quarter of 2016, with accretion contributing 12 basis points in the first quarter of 2017 as compared to 18 basis points in the fourth quarter of 2016. The first quarter of 2017 and fourth quarter of 2016 core net interest margin includes the benefit of loan prepayments, which added 8 and 14 basis points to each quarter, respectively. Our core investment portfolio yield improved to 2.58% compared with 2.31% from the prior quarter, excluding the fourth quarter FHLB special dividend of $492,000, and core loan yields were 4.96% and 4.94% without the benefit of loan prepayments, and 5.06% and 5.10% with loan prepayments for the first quarter and fourth quarter, respectively.

Net interest income for the first quarter of 2017 increased $7.5 million or 21.9% compared to the first quarter of 2016. The increase was related to an increase in average interest-earning assets of $748 million, which resulted primarily from our organic loan growth since the end of the first quarter of 2016. Our net interest margin decreased 4 basis points to 4.39% from the prior year margin of 4.43%. The decrease was driven by an 8 basis point decrease in the yield on earning assets, partially offset by a 3 basis point decrease in cost of funds.

Provision for Loan Losses

A provision for loan losses was recorded for the first quarter of 2017 in the amount of $2.5 million, compared with a provision for loan losses of $2.1 million for the quarter ending December 31, 2016. Strong loan growth and net loan charge-offs of $723,000 contributed to the increase.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCES AND YIELD DATA

	Three Months Ended
	March 31, 2017			December 31, 2016			March 31, 2016
	Average Balance	Interest Income/Expense	Average Yield/ Cost	Average Balance	Interest Income/Expense	Average Yield/ Cost	Average Balance	Interest Income/Expense	Average Yield/ Cost
Assets	(dollars in thousands)

Cash and cash equivalents	$86,849	$84	0.39%	$106,811	$103	0.38%	$235,760	$238	0.41%
Investment securities	450,075	2,907	2.58	381,081	2,688	2.82	340,435	1,860	2.19
Loans receivable, net (1)	3,315,792	42,436	5.19	3,178,779	43,006	5.38	2,528,217	35,407	5.63
Total interest-earning assets	$3,852,716	$45,427	4.78%	$3,666,671	$45,797	4.97%	$3,104,412	$37,505	4.86%

Liabilities
Interest-bearing deposits	$2,006,365	$2,135	0.43%	$1,979,240	$2,176	0.44%	$1,733,240	$2,069	0.48%
Borrowings	334,618	1,589	1.93	190,761	1,317	2.75	180,718	1,235	2.75
Total interest-bearing liabilities	$2,340,983	$3,724	0.65%	$2,170,001	$3,493	0.64%	$1,913,958	$3,304	0.69%
Noninterest-bearing deposits	$1,208,045			$1,200,536			$950,526
Net interest income		$41,703			$42,304			$34,201
Net interest margin (2)			4.39%			4.59%			4.43%

(1) Average balance includes nonperforming loans and is net of deferred loan origination fees, unamortized discounts and premiums.
(2) Represents net interest income divided by average interest-earning assets.

Noninterest income

Noninterest income for the first quarter of 2017 was $4.7 million, an increase of $365,000, or 8.5% from the fourth quarter of 2016. The increase from the fourth quarter of 2016 was primarily related to a $424,000 increase in net gain from the sale of loans as we realized a slightly higher net gain rate on the sale of $30 million of SBA loans in the first quarter compared to the fourth quarter, and higher sales of other loans in the first quarter compared to the fourth quarter, which had gains of $224,000, compared to $0 for the fourth quarter of 2016.

Noninterest income for the first quarter of 2017 decreased $165,000, or 3.4%, compared to the first quarter of 2016. The Company had lower net gain from the sales of investment securities of $753,000 and lower recoveries of $455,000 from pre-acquisition charge-offs, which were partially offset by an increase of $905,000 in net gain from sales of loans.

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
NONINTEREST INCOME	(dollars in thousands)
Loan servicing fees	$222	$263	$225
Deposit fees	847	934	828
Net gain from sales of loans	2,811	2,387	1,906
Net gain from sales of investment securities	—	—	753
Other-than-temporary-impairment recovery/(loss) on investment securities	1	—	(207)
Other income	802	734	1,343
Total noninterest income	$4,683	$4,318	$4,848

 Noninterest Expense

Noninterest expense totaled $29.7 million for the first quarter of 2017, an increase of $4.4 million, or 17.2%, compared with the fourth quarter of 2016. The increase was primarily driven by merger-related expenses of $4.9 million in the first quarter of 2017 for the Heritage Oaks Bancorp ("Heritage Oaks") acquisition compared with $772,000 for the fourth quarter of 2016. In addition, the Company had higher compensation and benefits expenses of $1.1 million, partially offset by a $357,000 reduction in OREO expenses and a $338,000 reduction to the off-balance sheet reserve related to a funded letter of credit charge-off.

In comparison to the first quarter of 2016, noninterest expense grew by $6.1 million or 25.9%. The increase in expense was primarily related to the additional costs from the personnel and branches retained from the acquisition of Security Bank of California ("SBOC"), combined with our continued investment in personnel to support our organic growth in loans and deposits. In addition, the Company had higher merger-related expenses of $1.8 million in the first quarter of 2017, compared to the first quarter of 2016.

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
NONINTEREST EXPENSE	(dollars in thousands)
Compensation and benefits	$14,887	$13,815	$11,739
Premises and occupancy	2,453	2,531	2,283
Data processing and communications	1,187	1,240	911
Other real estate owned operations, net	12	369	8
FDIC insurance premiums	455	320	382
Legal, audit and professional expense	857	830	865
Marketing expense	818	865	630
Office and postage expense	433	441	481
Loan expense	468	714	403
Deposit expense	1,444	1,388	1,005
Merger-related expense	4,946	772	3,119
CDI amortization	511	525	344
Other expense	1,276	1,567	1,463
Total noninterest expense	$29,747	$25,377	$23,633

Income Tax

For the first quarter of 2017, our effective tax rate was 32.7%, compared with 37.7% for the fourth quarter of 2016 and 40.2% for the first quarter of 2016. The decrease in the effective tax rate was primarily the result of the adoption of ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Accounting, which went into effect for the Company on January 1, 2017. As a result of the adoption of ASU 2016-09, the Company began recognizing the tax effects of exercised or vested awards as discrete items in the reporting period in which they occur, resulting in a $1.1 million tax benefit to the Company for the first quarter of 2017. The Company expects the tax rate to rise to normalized levels of 38-39% starting in the second quarter.

BALANCE SHEET HIGHLIGHTS

Loans

Loans held for investment totaled $3.39 billion at March 31, 2017, an increase of $144 million, or 4.4%, from December 31, 2016, and an increase of $534 million, or 18.7%, from March 31, 2016. The increase from December 31, 2016, was primarily due to growth in commercial real estate, franchise, commercial and industrial loans and construction lending. The $534 million increase in loans from March 31, 2016 was primarily due to organic loan originations. The total end of period weighted average interest rate on loans, excluding fees and discounts, at March 31, 2017 was 4.87%, compared to 4.81% at December 31, 2016 and 4.88% at March 31, 2016.

Loan activity during the first quarter of 2017 included record organic loan originations of $455 million, including commercial and industrial loan originations of $136 million, commercial real estate loans of $94.9 million, construction loan originations of $76.5 million, franchise loan originations of $70.0 million and SBA loan originations of $46.9 million. At March 31, 2017 our ratio of loans held for investment to deposits was 102.7%, compared with 103.1% and 98.1% at December 31, 2016 and March 31, 2016, respectively.

	March 31,	December 31,	March 31,
	2017	2016	2016
Loan Portfolio	(dollars in thousands)
Business loans:
Commercial and industrial	$593,457	$563,169	$491,112
Franchise	493,158	459,421	371,875
Commercial owner occupied	482,295	454,918	424,289
SBA	107,233	96,705	78,350
Warehouse facilities	—	—	1,394
Real estate loans:
Commercial non-owner occupied	612,787	586,975	522,080
Multi-family	682,237	690,955	619,485
One-to-four family	100,423	100,451	106,854
Construction	298,279	269,159	218,069
Land	19,738	19,829	18,222
Other loans	3,930	4,112	6,045
Total gross loans	3,393,537	3,245,694	2,857,775
Plus: Deferred loan origination costs/(fees) and premiums/(discounts), net	3,250	3,630	953
Total loans	3,396,787	3,249,324	2,858,728
Less: Loans held for sale, at lower of cost or fair value	11,090	7,711	7,281
Loans held for investment	3,385,697	3,241,613	2,851,447
Allowance for loan losses	(23,075)	(21,296)	(18,455)
Loans held for investment, net	$3,362,622	$3,220,317	$2,832,992

Asset Quality and Allowance for Loan Losses

At March 31, 2017, the allowance for loan losses was $23.1 million, an increase of $1.8 million from December 31, 2016. Loan loss provision for the quarter was $2.5 million while net charge-offs were $723,000.

At March 31, 2017, our allowance for loan losses as a percent of nonaccrual loans was 4,498%, an increase from 1,866% at December 31, 2016 and an increase from 383% at March 31, 2016. The ratio of allowance for loan losses to loans held for investment at March 31, 2017 was 0.68%, compared to 0.66% and 0.65% at December 31, 2016 and March 31, 2016, respectively. Including the loan fair market value discounts recorded in connection with our acquisitions, the allowance for loan losses to loans held for investment was 0.81% at March 31, 2017, compared with 0.81% at December 31, 2016 and 0.97% at March 31, 2016.

Nonperforming assets totaled $973,000, or 0.02% of total assets at March 31, 2017, a decrease from $1.6 million, or 0.04% of total assets at December 31, 2016. During the first quarter of 2017, nonperforming loans decreased $628,000 to $513,000, and other real estate owned remained unchanged at $460,000. Loan delinquencies decreased to $477,000, or 0.01% of loans held for investment compared to $832,000, or 0.03% of loans held for investment at December 31, 2016.

	March 31,	December 31,	March 31,
	2017	2016	2016
Asset Quality	(dollars in thousands)
Nonaccrual loans	$513	$1,141	$4,823
Other real estate owned	460	460	1,161
Nonperforming assets	$973	$1,601	$5,984

Allowance for loan losses	$23,075	$21,296	$18,455
Allowance for loan losses as a percent of total nonperforming loans	4,498%	1,866%	383%
Nonperforming loans as a percent of loans held for investment	0.02%	0.04%	0.17%
Nonperforming assets as a percent of total assets	0.02%	0.04%	0.17%
Net loan charge-offs (recoveries) for the quarter ended	$723	$2,601	$(18)
Net loan charge-offs for quarter to average total loans, net	0.02%	0.08%	—%
Allowance for loan losses to loans held for investment	0.68%	0.66%	0.65%
Delinquent Loans:
30 - 59 days	$117	$122	$247
60 - 89 days	—	71	—
90+ days	360	639	3,199
Total delinquency	$477	$832	$3,446
Delinquency as a % of loans held for investment	0.01%	0.03%	0.12%

Investment Securities

Investment securities available for sale totaled $435 million at March 31, 2017, an increase of $54.4 million from December 31, 2016, and $165.7 million from March 31, 2016. The increase in the first quarter of 2017 was primarily the result of purchases of approximately $66 million, partially offset by approximately $13 million in principal payments/amortization/redemptions and a mark-to-market fair value increase of $1.7 million. The Company did not sell any securities during the first quarter of 2017.

Deposits

At March 31, 2017, deposits totaled $3.30 billion, an increase of $151 million, or 4.8%, from December 31, 2016 and $391 million, or 13.4%, from March 31, 2016. At March 31, 2017, non-maturity deposits totaled $2.70 billion, 81.8% of total deposits, an increase of $127 million, or 4.93%, from December 31, 2016 and an increase of $376 million, or 16.2%, from March 31, 2016. During the first quarter of 2017, deposit increases included $71.6 million in money market/savings deposits, $46.8 million in noninterest-bearing deposits, $18.1 million in wholesale/brokered certificates of deposits, $8.5 million in interest checking and $6.5 million in retail certificate deposits.

The weighted average cost of deposits for the three month period ending March 31, 2017 and December 31, 2016 was 0.27%, compared to 0.31% for the three month periods March 31, 2016.

	March 31,	December 31,	March 31,
	2017	2016	2016
Deposit Accounts	(dollars in thousands)
Noninterest-bearing checking	$1,232,578	$1,185,768	$1,066,861
Interest-bearing:
Checking	191,399	182,893	169,766
Money market/Savings	1,273,917	1,202,361	1,084,989
Retail certificates of deposit	381,738	375,203	455,637
Wholesale/brokered certificates of deposit	217,441	199,356	129,129
Total interest-bearing	2,064,495	1,959,813	1,839,521
Total deposits	$3,297,073	$3,145,581	$2,906,382

Non-maturity deposits as a percent of total deposits	81.8%	81.7%	79.9%

Borrowings

At March 31, 2017, total borrowings amounted to $381 million, a decrease of $16.6 million, or 4.2%, from December 31, 2016 and an increase of $187 million, or 96.0%, from March 31, 2016. At March 31, 2017, total borrowings represented 9.12% of total assets, compared to 9.84% and 5.45%, as of December 31, 2016 and March 31, 2016, respectively.

Capital Ratios

At March 31, 2017, our ratio of tangible common equity to total assets was 8.85%, with book value per share of $16.88 and tangible book value of $12.88 per share.

At March 31, 2017, the Bank exceeded all regulatory capital requirements with a ratio for tier 1 leverage capital of 10.73%, common equity tier 1 risk-based capital of 11.45%, tier 1 risk-based capital of 11.40% and total risk-based capital of 12.09%. These capital ratios exceeded the “well capitalized” standards defined by the federal banking regulators of 5.00% for tier 1 leverage capital, 6.5% for common equity tier 1 risk-based capital, 8.00% for tier 1 risk-based capital and 10.00% for total risk-based capital.

At March 31, 2017, the Company had a ratio for tier 1 leverage capital of 9.45%, common equity tier 1 risk-based capital of 9.79%, tier 1 risk-based capital of 10.06% and total risk-based capital of 12.31%.

	March 31,	December 31,	March 31,
	2017	2016	2016
Pacific Premier Bank Capital Ratios
Tier 1 leverage ratio	10.73%	10.94%	11.79%
Common equity tier 1 risk-based capital ratio	11.45%	11.70%	12.19%
Tier 1 risk-based capital ratio	11.40%	11.70%	12.19%
Total risk-based capital ratio	12.09%	12.34%	12.81%
Pacific Premier Bancorp, Inc. Capital Ratios
Tier 1 leverage ratio	9.45%	9.78%	10.41%
Common equity tier 1 risk-based capital ratio	9.79%	10.17%	10.43%
Tier 1 risk-based capital ratio	10.06%	10.45%	10.75%
Total risk-based capital ratio	12.31%	12.77%	13.32%
Tangible common equity ratio (1)	8.85%	8.86%	9.16%
Share Data
Book value per share	$16.88	$16.54	$15.58
Shares issued and outstanding	27,908,816	27,798,283	27,537,233
Tangible book value per share (1)	$12.88	$12.51	$11.46
Closing stock price	$38.55	$35.35	$21.37

(1) A reconciliation of the non-GAAP measures of tangible common equity and tangible book value per share to the GAAP measures of common stockholders' equity and book value per share is set forth below.

Conference Call and Webcast

The Company will host a conference call at 9:00 a.m. PT / 12:00 p.m. ET on April 25, 2017 to discuss its financial results. Analysts and investors may participate in the question-and-answer session. A live webcast will be available on the Webcasts page of the Company's investor relations website. An archived version of the webcast will be available in the same location shortly after the live call has ended. The conference call can be accessed by telephone at (866) 290-5977 and asking to be joined to the Pacific Premier Bancorp conference call. Additionally a telephone replay will be made available through May 2, 2017 at (877) 344-7529, conference ID 10104321.

About Pacific Premier Bancorp, Inc.

Pacific Premier Bancorp, Inc. is the holding company for Pacific Premier Bank, one of the largest banks headquartered in Southern California with approximately $6 billion in assets. Pacific Premier Bank is a business bank primarily focused on serving small and middle market businesses in the counties of Orange, Los Angeles, Riverside, San Bernardino, San Diego, San Luis Obispo and Santa Barbara, California. Through its more than 25 depository branches, Pacific Premier Bank offers a diverse range of lending products including commercial, commercial real estate, construction, and SBA loans, as well as specialty banking products for homeowners associations and franchise lending nationwide.

FORWARD-LOOKING COMMENTS

The statements contained herein that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the willingness of users to substitute competitors’ products and services for the Company’s products and services; the impact of changes in financial services policies, laws and regulations (including the Dodd-Frank Wall Street Reform and Consumer Protection Act) and of governmental efforts to restructure the U.S. financial regulatory system; technological changes; the effect of acquisitions that the Company may make, if any, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from its acquisitions; changes in the level of the Company’s nonperforming assets and charge-offs; any oversupply of inventory and deterioration in values of California real estate, both residential and commercial; the effect of changes in accounting policies and practices, as may be adopted from time-to-time by bank regulatory agencies, the Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters; possible other-than-temporary impairment of securities held by us; changes in consumer spending, borrowing and savings habits; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; ability to attract deposits and other sources of liquidity; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; unanticipated regulatory or judicial proceedings; and the Company’s ability to manage the risks involved in the foregoing. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the 2016 Annual Report on Form 10-K of Pacific Premier Bancorp, Inc. filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

Contact:

Pacific Premier Bancorp, Inc.

Steven R. Gardner
Chairman, President and Chief Executive Officer
949.864.8000

Ronald J. Nicolas, Jr.
Senior Executive Vice President & CFO
949.864.8000

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands)
(Unaudited)
	March 31,	December 31,	September 30,	June 30,	March 31,
ASSETS	2017	2016	2016	2016	2016
Cash and due from banks	$13,425	$14,706	$18,543	$15,444	$18,624
Interest-bearing deposits with financial institutions	87,088	142,151	85,361	169,855	174,888
Cash and cash equivalents	100,513	156,857	103,904	185,299	193,512
Interest-bearing time deposits with financial institutions	3,944	3,944	3,944	3,944	3,944
Investments held-to-maturity, at amortized cost	8,272	8,565	8,900	9,292	9,590
Investment securities available-for-sale, at fair value	435,408	380,963	313,200	245,471	269,711
FHLB, FRB and other stock, at cost	37,811	37,304	29,966	26,984	27,103
Loans held for sale, at lower of cost or fair value	11,090	7,711	9,009	10,116	7,281
Loans held for investment	3,385,697	3,241,613	3,090,839	2,920,619	2,851,447
Allowance for loan losses	(23,075)	(21,296)	(21,843)	(18,955)	(18,455)
Loans held for investment, net	3,362,622	3,220,317	3,068,996	2,901,664	2,832,992
Accrued interest receivable	13,366	13,145	11,642	12,143	11,862
Other real estate owned	460	460	711	711	1,161
Premises and equipment	11,799	12,014	11,314	11,014	11,963
Deferred income taxes, net	12,744	16,807	20,001	16,552	17,038
Bank owned life insurance	40,696	40,409	40,116	39,824	39,535
Intangible assets	8,942	9,451	9,976	10,500	11,145
Goodwill	102,490	102,490	101,939	101,939	101,939
Other assets	24,271	25,874	21,213	22,213	23,292
Total Assets	$4,174,428	$4,036,311	$3,754,831	$3,597,666	$3,562,068
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Deposit accounts:
Noninterest-bearing checking	$1,232,578	$1,185,768	$1,160,394	$1,043,361	$1,066,861
Interest-bearing:
Checking	191,399	182,893	181,534	181,859	169,766
Money market/savings	1,273,917	1,202,361	1,145,609	1,086,255	1,084,989
Retail certificates of deposit	381,738	375,203	384,083	420,673	455,637
Wholesale/brokered certificates of deposit	217,441	199,356	188,132	198,853	129,129
Total interest-bearing	2,064,495	1,959,813	1,899,358	1,887,640	1,839,521
Total deposits	3,297,073	3,145,581	3,059,752	2,931,001	2,906,382
FHLB advances and other borrowings	311,363	327,971	136,213	120,252	124,956
Subordinated debentures	69,413	69,383	69,353	69,323	69,293
Accrued expenses and other liabilities	25,554	33,636	39,548	36,460	32,543
Total Liabilities	3,703,403	3,576,571	3,304,866	3,157,036	3,133,174
STOCKHOLDERS’ EQUITY:
Common stock	275	274	273	273	273
Additional paid-in capital	345,888	345,138	343,231	342,388	341,660
Retained earnings	126,570	117,049	105,098	95,869	85,500
Accumulated other comprehensive income (loss), net of tax (benefit)	(1,708)	(2,721)	1,363	2,100	1,461
Total Stockholders' Equity	471,025	459,740	449,965	440,630	428,894
Total Liabilities and Stockholders' Equity	$4,174,428	$4,036,311	$3,754,831	$3,597,666	$3,562,068

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
INTEREST INCOME
Loans	$42,436	$43,006	$35,407
Investment securities and other interest-earning assets	2,991	2,791	2,098
Total interest income	45,427	45,797	37,505
INTEREST EXPENSE
Deposits	2,135	2,176	2,069
FHLB advances and other borrowings	604	332	325
Subordinated debentures	985	985	910
Total interest expense	3,724	3,493	3,304
Net interest income before provision for loan losses	41,703	42,304	34,201
Provision for loan losses	2,502	2,054	1,120
Net interest income after provision for loan losses	39,201	40,250	33,081
NONINTEREST INCOME
Loan servicing fees	222	263	225
Deposit fees	847	934	828
Net gain from sales of loans	2,811	2,387	1,906
Net gain from sales of investment securities	—	—	753
Other-than-temporary-impairment recovery/(loss) on investment securities	1	—	(207)
Other income	802	734	1,343
Total noninterest income	4,683	4,318	4,848
NONINTEREST EXPENSE
Compensation and benefits	14,887	13,815	11,739
Premises and occupancy	2,453	2,531	2,283
Data processing	1,187	1,240	911
Other real estate owned operations, net	12	369	8
FDIC insurance premiums	455	320	382
Legal, audit and professional expense	857	830	865
Marketing expense	818	865	630
Office, telecommunications and postage expense	433	441	481
Loan expense	468	714	403
Deposit expense	1,444	1,388	1,005
Merger-related expense	4,946	772	3,119
CDI amortization	511	525	344
Other expense	1,276	1,567	1,463
Total noninterest expense	29,747	25,377	23,633
Net income before income taxes	14,137	19,191	14,296
Income tax	4,616	7,238	5,742
Net income	$9,521	$11,953	$8,554
EARNINGS PER SHARE
Basic	$0.35	$0.44	$0.33
Diluted	$0.34	$0.43	$0.33
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	27,528,940	27,394,737	25,555,654
Diluted	28,197,220	28,027,479	25,952,187

SELECTED FINANCIAL DATA

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCES AND YIELD DATA

	Three Months Ended
	March 31, 2017			December 31, 2016			March 31, 2016
	Average Balance	Interest Income/Expense	Average Yield/Cost	Average Balance	Interest Income/Expense	Average Yield/Cost	Average Balance	Interest Income/Expense	Average Yield/Cost
Assets	(dollars in thousands)
Interest-earning assets:
Cash and cash equivalents	$86,849	$84	0.39%	$106,811	$103	0.38%	$235,760	$238	0.41%
Investment securities	450,075	2,907	2.58	381,081	2,688	2.82	340,435	1,860	2.19
Loans receivable, net (1)	3,315,792	42,436	5.19	3,178,779	43,006	5.38	2,528,217	35,407	5.63
Total interest-earning assets	3,852,716	45,427	4.78	3,666,671	45,797	4.97	3,104,412	37,505	4.86
Noninterest-earning assets	196,041			194,432			167,015
Total assets	$4,048,757			$3,861,103			$3,271,427
Liabilities and Equity
Interest-bearing deposits:
Interest checking	$195,258	$53	0.11	$177,787	$50	0.11	$164,533	$47	0.11
Money market	1,133,676	972	0.35	1,105,701	1,001	0.36	891,110	820	0.37
Savings	103,449	38	0.15	101,170	38	0.15	94,773	38	0.16
Retail certificates of deposit	372,208	685	0.75	379,892	696	0.73	432,182	900	0.84
Wholesale/brokered certificates of deposit	201,774	387	0.78	214,690	391	0.72	150,642	264	0.70
Total interest-bearing deposits	2,006,365	2,135	0.43	1,979,240	2,176	0.44	1,733,240	2,069	0.48
FHLB advances and other borrowings	265,224	604	0.92	121,397	332	1.09	111,444	325	1.17
Subordinated debentures	69,394	985	5.68	69,364	985	5.68	69,274	910	5.25
Total borrowings	334,618	1,589	1.93	190,761	1,317	2.75	180,718	1,235	2.75
Total interest-bearing liabilities	2,340,983	3,724	0.65	2,170,001	3,493	0.64	1,913,958	3,304	0.69
Noninterest-bearing deposits	1,208,045			1,200,536			950,526
Other liabilities	30,297			31,963			27,369
Total liabilities	3,579,325			3,402,500			2,891,853
Stockholders' equity	469,432			458,603			379,574
Total liabilities and equity	$4,048,757			$3,861,103			$3,271,427
Net interest income		$41,703			$42,304			$34,201
Net interest margin (2)			4.39%			4.59%			4.43%
Ratio of interest-earning assets to interest-bearing liabilities			164.58%			168.97%			162.20%

(1) Average balance includes nonperforming loans and is net of deferred loan origination fees, unamortized discounts and premiums.
(2) Represents net interest income divided by average interest-earning assets.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
LOAN PORTFOLIO COMPOSITION
(dollars in thousands)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Loan Portfolio
Business loans:
Commercial and industrial	$593,457	$563,169	$537,809	$508,141	$491,112
Franchise	493,158	459,421	431,618	403,855	371,875
Commercial owner occupied	482,295	454,918	460,068	443,060	424,289
SBA	107,233	96,705	92,195	86,076	78,350
Warehouse facilities	—	—	—	—	1,394
Real estate loans:
Commercial non-owner occupied	612,787	586,975	527,412	526,362	522,080
Multi-family	682,237	690,955	689,813	613,573	619,485
One-to-four family	100,423	100,451	101,377	106,538	106,854
Construction	298,279	269,159	231,098	215,786	218,069
Land	19,738	19,829	18,472	18,341	18,222
Other loans	3,930	4,112	5,678	5,822	6,045
Total gross loans	3,393,537	3,245,694	3,095,540	2,927,554	2,857,775
Plus: Deferred loan origination costs/(fees) and premiums/(discounts), net	3,250	3,630	4,308	3,181	953
Total loans	3,396,787	3,249,324	3,099,848	2,930,735	2,858,728
Less: Loans held for sale, at lower of cost or fair value	11,090	7,711	9,009	10,116	7,281
Loans held for investment	3,385,697	3,241,613	3,090,839	2,920,619	2,851,447
Allowance for loan losses	(23,075)	(21,296)	(21,843)	(18,955)	(18,455)
Loans held for investment, net	$3,362,622	$3,220,317	$3,068,996	$2,901,664	$2,832,992

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY INFORMATION
(dollars in thousands)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Asset Quality
Nonaccrual loans	$513	$1,141	$5,734	$4,062	$4,823
Other real estate owned	460	460	711	711	1,161
Nonperforming assets	$973	$1,601	$6,445	$4,773	$5,984

Allowance for loan losses	$23,075	$21,296	$21,843	$18,955	$18,455
Allowance for loan losses as a percent of total nonperforming loans	4,498%	1,866%	381%	467%	383%
Nonperforming loans as a percent of loans held for investment	0.02%	0.04%	0.19%	0.14%	0.17%
Nonperforming assets as a percent of total assets	0.02%	0.04%	0.17%	0.13%	0.17%
Net loan charge-offs (recoveries) for the quarter ended	$723	$2,601	$1,125	$1,089	$(18)
Net loan charge-offs (recoveries) for quarter to average total loans, net	0.02%	0.08%	0.04%	0.04%	—%
Allowance for loan losses to loans held for investment	0.68%	0.66%	0.71%	0.65%	0.65%
Delinquent Loans:
30 - 59 days	$117	$122	$1,042	$1,144	$247
60 - 89 days	—	71	1,990	2,487	—
90+ days	360	639	2,646	1,797	3,199
Total delinquency	$477	$832	$5,678	$5,428	$3,446
Delinquency as a percent of loans held for investment	0.01%	0.03%	0.18%	0.19%	0.12%

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
DEPOSIT COMPOSITION
(dollars in thousands)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Deposit Accounts
Noninterest-bearing checking	$1,232,578	$1,185,768	$1,160,394	$1,043,361	$1,066,861
Interest-bearing:
Checking	191,399	182,893	181,534	181,859	169,766
Money market/savings	1,273,917	1,202,361	1,145,609	1,086,255	1,084,989
Retail certificates of deposit	381,738	375,203	384,083	420,673	455,637
Wholesale/brokered certificates of deposit	217,441	199,356	188,132	198,853	129,129
Total interest-bearing	2,064,495	1,959,813	1,899,358	1,887,640	1,839,521
Total deposits	$3,297,073	$3,145,581	$3,059,752	$2,931,001	$2,906,382

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
GAAP RECONCILIATIONS
(dollars in thousands, except per share data)

Tangible common equity to tangible assets (the "tangible common equity ratio") and tangible book value per share are non-GAAP financial measures derived from GAAP-based amounts. We calculate the tangible common equity ratio by excluding the balance of intangible assets from common stockholders' equity and dividing by tangible assets. We calculate tangible book value per share by dividing tangible common equity by common shares outstanding, as compared to book value per share, which we calculate by dividing common stockholders' equity by shares outstanding. We believe that this information is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios. Accordingly, we believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies.

	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Total stockholders' equity	$471,025	$459,740	$449,965	$440,630	$428,894
Less intangible assets	(111,432)	(111,941)	(111,915)	(112,439)	(113,084)
Tangible common equity	$359,593	$347,799	$338,050	$328,191	$315,810
Book value per share	$16.88	$16.54	$16.27	$15.94	$15.58
Less intangible book value per share	(4.00)	(4.03)	(4.05)	(4.07)	(4.11)
Tangible book value per share	$12.88	$12.51	$12.22	$11.87	$11.47
Total assets	$4,174,428	$4,036,311	$3,754,831	$3,597,666	$3,562,068
Less intangible assets	(111,432)	(111,941)	(111,915)	(112,439)	(113,084)
Tangible assets	$4,062,996	$3,924,370	$3,642,916	$3,485,227	$3,448,984
Tangible common equity ratio	8.85%	8.86%	9.28%	9.42%	9.16%